Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 No. 333-160162, Form S-8 No. 333-152746, Form S-8 No. 333-135222, Form S-8 No. 333-85657, Form S-8 No. 33-57131, Form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Retirement Savings Plan, formerly known as the Moog Inc. Savings and Stock Ownership Plan,

(2) Registration Statement (Form S-8 No. 333-73439) pertaining to the Moog Inc. 1998 Stock Option Plan,

(3) Registration Statement (Form S-8 No. 333-111107) pertaining to the Moog Inc. 2003 Stock Option Plan,

(4) Registration Statement (Form S-8 No. 333-149748) pertaining to the Moog Inc. 2008 Stock Appreciation Rights Plan, and

(5) Registration Statement (Form S-8 No. 333-206091) pertaining to the Moog Inc. 2014 Long Term Incentive Plan;

(6) Registration Statement (Form S-8 No. 333-213373) pertaining to the Moog Inc. Retirement Savings Plan;

of our reports dated November 14, 2016, with respect to the consolidated financial statements and schedule of Moog Inc. and the effectiveness of internal control over financial reporting of Moog Inc. included in this Annual Report (Form 10-K) of Moog Inc. for the year ended October 1, 2016.

/s/ Ernst & Young LLP

Buffalo, New York
November 14, 2016